Exhibit 10.89

October 1, 2014

Vatsala Sharma
22338 La Quilla Drive
Los Angeles, CA 91311

Re:	Eos Petro, Inc. Loan

Dear Vatsala Sharma:

Reference is made to the Secured Promissory Note dated February 15, 2012, as subsequently amended (the “Loan”) by and between Eos Petro, Inc. (“Eos”) and Vatsala Sharma (“Lender,” collectively referred to with Eos as the “Parties”).

You are hereby requested in this letter (this “Letter Agreement”) to indicate your agreement to, and acknowledgement of, the following regarding the Loan:

1.
Extension of Maturity Date. Prior to the execution of this Letter Agreement, the maturity date of the Loan was October 1, 2014. The Parties hereby agree that the maturity date of the Loan is extended to July 1, 2015.

2.
Summary of Loan. The Parties hereby acknowledge that the following is a complete and accurate summary of the amount loaned to Eos under the Loan, the interest accruing thereon, the maturity date of the Loan, as amended by this Letter Agreement, and any consideration given or promised to be given to Lender under the Loan through the date first written above:

On February 15 and 16, 2012, Eos executed a series of agreements with Lender in order to secure a $400,000 bridge loan. This amount was subsequently increased to $600,000 (the “Loan”). The Loan bears interest at 18% per year. The Loan is personally guaranteed by Mr. Konstant, Eos’ CFO and Chairman, and some of his personal assets. It is also secured by a security interest in Eos’ assets. The security interest is shared with lender Vicky Rollins, and is subordinate to the security interest of LowCal Industries, LLC. As additional consideration for the Loan, Lender received 400,000 restricted shares of Eos’ common stock. If the Loan is not repaid by the maturity date, Eos will issue to Lender 275,000 restricted shares of its common stock.  The maturity date of the Loan is July 1, 2015.

3.
Acknowledgement of Good Standing.  The Parties agree and acknowledge that any and all Events of Default which may have occurred under the Loan on or prior to the date first written above are hereby waived, and the Parties further acknowledge that the Loan, as modified by this letter agreement, is in good standing and full force and effect as of the date first written above.

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Please acknowledge your agreement to, and acceptance of, the foregoing by signing this Letter Agreement below.  Please return a signed copy to the undersigned, it being agreed that this Letter Agreement may be executed in counterparts and signatures received by electronic transmission shall have the same effect as original signatures.

Sincerely,

NIKOLAS KONSTANT, signing in his individual capacity and as the CFO and Chairman of Eos Petro, Inc., a Nevada corporation

/s/ Nikolas Konstant

ACKNOWLEDGED AND AGREED TO EFFECTIVE AS OF OCTOBER 1, 2014 BY:

VATSALA SHARMA By: /s/ Vatsala Sharma Name: Vatsala Sharma Title: _____________________